EXHIBIT 10.2


                         EXECUTIVE EMPLOYMENT AGREEMENT


         This Executive Employment Agreement (this "AGREEMENT") is made and entered into as of this 18th day of June, 2008 (the "EFFECTIVE DATE"), by and between TALON INTERNATIONAL, INC., a Delaware corporation (the "Company") and LARRY DYNE ("EXECUTIVE").

         1.       ENGAGEMENT AND DUTIES.

                  1.1 Commencing as of the Effective Date, and upon the terms and subject to the conditions set forth in this Agreement, the Company hereby engages and employs Executive as an officer of the Company, with the title and designation of Executive Vice President of Global Sales of the Company. Executive hereby accepts such engagement and employment.

                  1.2 Executive's duties and responsibilities' shall be those normally and customarily vested in the office of the senior most executive officer of a corporation responsible for global sales of all the corporation's products, subject to the supervision, direction and control of the Chief
Executive Officer ("CEO") and the Board of Directors (the "BOARD") of the Company. Executive shall report directly to the CEO.

                  1.3 Executive agrees to devote his primary business time, energies, skills, efforts and attention to his duties hereunder, and will not, without the prior written consent of the Board, which consent will not be unreasonably withheld, render any material services to any other for-profit and/or not-for-profit business concern or organization. Executive will use his best efforts and abilities faithfully and diligently to promote the Company's business interests.

                  1.4 Except for routine travel incident to the business of the Company, Executive shall perform his duties and obligations under this Agreement principally from an office provided by the Company in Woodland Hills, California, or such other location in Los Angeles or Ventura County, California, as the Board may from time to time determine.

         2. TERM OF EMPLOYMENT. Executive's employment pursuant to this Agreement shall commence on the Effective Date and shall terminate on the earliest to occur of the following (in any case, the "TERM"):

                  (a) the close of business on December 31, 2010, provided, that if the Company has not given Executive Notice of its decision not to renew the Term on or before April 1, 2010, then, unless otherwise terminated as provided below, the Term shall be automatically extended until the earlier of
(i) a date which is nine (9) months following delivery after April 1, 2010 by the Company to Executive of Notice of its decision not to extend the Term further, and (ii) December 31, 2011;

                  (b)      the death of Executive;

                  (c) delivery to Executive of written Notice (as defined below) of termination by the Company if Executive shall suffer a "PERMANENT DISABILITY," which for purposes of this Agreement shall mean a condition that entitles Executive to benefits under an applicable Company long-term disability plan or, if no such plan exists, a physical or mental disability which, in the reasonable judgment of the Board, is likely to render Executive unable to perform his duties and obligations under this Agreement for 90 days in any 12-month period;


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                  (d)      delivery   to   Executive   of   written   Notice  of
termination by the Company for "Cause," which Notice shall identify the particular details of the conduct that the Company believes constitutes Cause. For purposes of this Agreement, "CAUSE" shall mean: (i) any act or omission knowingly undertaken or omitted by Executive with the intent of causing damage to the Company, its properties, assets or business or its stockholders,
officers,   directors  or  employees;   (ii)  any  fraud,   misappropriation  or
embezzlement by Executive resulting in a material personal profit to Executive, in any case, involving properties, assets or funds of the Company or any of its subsidiaries; (iii) Executive's consistent failure to materially perform his normal duties as described in Section 1.2 , other than any such failure resulting from Executive's Permanent Disability; (iv) conviction of, or pleading nolo contendere to, (A) any crime or offense involving monies or other property of the Company; or (B) any felony offense involving a crime of moral turpitude; or (v) Executive's chronic or habitual use or consumption of drugs or alcoholic beverages, in either case, that causes material damage to the Company, its properties, assets or business, provided, that to the extent any circumstances that would otherwise constitute Cause shall be capable of cure, Executive shall be given no less than thirty days to cure such circumstances prior to any termination of his employment for Cause;

                  (e)      delivery   to   Executive   of   written   Notice  of
termination by the Company "without Cause;"

                  (f) delivery to the Company of written Notice of termination by Executive for "GOOD REASON," by reason of: (i) the material diminution of Executive's duties, job title or responsibilities as provided in
Section 1 above; (ii) a relocation of Executive's principal work location to a location that is inconsistent with the terms of Section 1.4 above; (iii) a material breach by the Company of this Agreement, including without limitation, a material reduction in any component of Executive's compensation or benefits as provided for herein; or (iv) a change in Executive's reporting arrangement such that Executive no longer reports directly to the CEO; or (v) the commencement of a voluntary or involuntary proceeding by or against the Company under Chapter 7 of the United States Bankruptcy Code or other law or statute of any jurisdiction providing for the cessation of the Company's business and the liquidation of its assets; or

                  (g)      delivery  to  the   Company  of  written   Notice  of
termination by Executive without "Good Reason."

         3.       COMPENSATION; EXECUTIVE BENEFIT PLANS.

                  3.1 The Company shall pay to Executive a base salary (the "BASE SALARY") at an annual rate of (i) $250,000 for the period effective from January 1, 2008 through December 31, 2008, (ii) $275,000 for the period from
January 1, 2009 through December 31, 2009, and (iii) $300,000 for the period from January 1, 2010 through December 31, 2010, which Base Salary shall be subject to increase, but not decrease, at the discretion of the Board. The Base Salary shall be payable in installments throughout the year in the same manner and at the same times the Company pays base salaries to similarly situated executive officers of the Company, but in any event, no less frequently than monthly. As soon as practicable following the Effective Date, the Company shall pay to Executive a lump sum cash payment in an amount equal to the difference between (x) the Base Salary for the period from January 1, 2008 through the Effective Date and (y) the amount of base salary actually paid to Executive for such period.


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                  3.2      Commencing  with fiscal year 2008 and for each fiscal
year during the Term thereafter during which Executive is performing services to the Company, Executive shall be entitled to participate in the Company's Management Incentive Program, which is described more fully on EXHIBIT A attached hereto (the "MIP BONUS").

                  3.3 During the Term, Executive shall be entitled each year to vacation for a minimum of four calendar weeks (pro-rated for any partial year of service during the Term), plus such additional period or periods as the Board may approve in the exercise of its reasonable discretion, during which time his compensation shall be paid in full. To the extent that Executive does not use any such vacation during any year, up to two calendar weeks of such unused vacation shall be carried over from year to year; provided, however that in no event shall Executive's total accrued but unused vacation at any time exceed six weeks.

                  3.4 Executive shall receive a performance option to purchase 700,000 shares of common stock of the Company (the "COMMON STOCK") at a per share exercise price equal to the average closing price of the Company's stock during the five (5) days immediately following the Effective Date (the "PERFORMANCE OPTION"). The Performance Option will be granted to Executive pursuant to the Company's 2007 Stock Incentive Plan (the "STOCK PLAN"). Except as otherwise provided below, and subject to earlier termination in accordance with its terms, the Performance Option shall vest in full on December 31, 2010, subject to earlier vesting upon Executive's achievement of the performance criteria described on EXHIBIT B attached hereto. The Performance Option agreement (the "OPTION AGREEMENT") will provide for the full acceleration of all applicable vesting requirements of all options granted under the Option Agreement upon a change in control of the Company, as defined in the Option Agreement. The Option Agreement shall be substantially in the form of EXHIBIT C attached hereto.

                  3.5 During the Term, Executive shall be entitled to reimbursement from the Company for the reasonable costs and expenses which he incurs in connection with the performance of his duties and obligations under this Agreement, substantiated in a manner consistent with the Company's practices and policies as adopted or approved from time to time by the Board for executive officers. For the avoidance of doubt, "business class" travel shall constitute reasonable costs and expenses on any flight greater than five hours in duration.

                  3.6 The Company shall promptly pay or reimburse to Executive legal fees actually incurred by Executive in connection with the negotiation and drafting of this Agreement, which fees shall not exceed $10,000 in the aggregate.

                  3.7 The Company may deduct from any compensation payable to Executive the minimum amounts sufficient to cover applicable federal, state and/or local income and employment tax withholding.


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


         4. OTHER BENEFITS. During the Term, Executive shall be eligible to participate in all operative employee compensation, fringe benefit and perquisite, and other benefit and welfare plans or arrangements of the Company then in effect from time to time and in which similarly situated executive officers of the Company generally are entitled to participate, including without limitation, to the extent then in effect, incentive, group life, medical, dental, prescription, disability and other insurance plans, all on terms at least as favorable as those offered to similarly situated executives of the Company. During the Term, the Company shall also pay to Executive, in increments payable at the times that the Company pays the Base Salary to Executive, an allowance of $950 per month for costs associated with the lease or purchase, maintenance and insurance of an automobile.

         5.       TERMINATION OF  EMPLOYMENT.  Subject to the provisions of this
Section 5, either the Company or Executive may terminate Executive's employment at any time for any reason or no reason. The following provisions shall control any such termination of Executive's employment.

                  5.1      TERMINATION WITHOUT CAUSE, FOR GOOD REASON, OR DUE TO
EXECUTIVE'S DEATH OR PERMANENT DISABILITY. The Company may terminate Executive's employment without Cause at any time upon 15 days' prior written Notice to Executive, and Executive may terminate his employment with Good Reason at any time upon 15 days' prior written Notice to the Company, in each case, subject to any applicable cure periods (in the case of a termination without Cause or for Good Reason, the date specified in any such Notice in accordance with this
Section 5.1 shall constitute the "DATE OF TERMINATION"). For purposes of clarity, the Company's delivery of Notice in accordance with Section 2(a) of its decision not to renew the Term shall not constitute termination without Cause, and shall be governed by Section 5.5 below. Executive's employment shall also terminate upon the occurrence of Executive's death or Permanent Disability (in the case of a termination due to Executive's death or Permanent Disability, the date of the death or the date specified in a Notice from the Company indicating termination due to Permanent Disability shall constitute the "Date of Termination"). If Executive's employment is terminated pursuant to this Section 5.1, the Company shall promptly, or in the case of obligations described in clause (e) below, as such obligations become due to Executive, pay or provide to Executive (or his estate), (a) Executive's earned but unpaid Base Salary accrued through such Date of Termination, (b) accrued but unpaid vacation time through such Date of Termination, (c) any MIP Bonus required to be paid to Executive pursuant to this Agreement for any fiscal year of the Company ending prior to the Date of Termination, to the extent payable, but not previously paid, (d) reimbursement of any business expenses incurred by Executive prior to the Date of Termination that are reimbursable under Section 3.5 above, and (e) any vested benefits and other amounts due to Executive under any plan, program, policy of, or other agreement with, the Company (together, the "ACCRUED OBLIGATIONS"). In addition, if Executive (or his estate) delivers to the Company a signed settlement agreement and general release in the form attached hereto as EXHIBIT D (the "RELEASE") and satisfies all conditions to make the Release effective, Executive (or his estate) shall be entitled to the following payments and benefits (the "SEVERANCE") from the Company:


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


                           (i)      payment,  at the  time  and  in  the  manner
specified in SECTION 5.2 below, of an aggregate amount equal to Executive's Base Salary (at the rate then in effect, but disregarding any reduction of Base Salary in violation of this Agreement) for the period (the "SEVERANCE PERIOD") commencing on the Date of Termination and ending on December 31, 2010 or, if later, the date which is nine (9) months following delivery by the Company of Notice of its decision not to extend the Term (as contemplated by Section 2(a)), which Notice, if not previously given, shall be deemed to be given on the Date of Termination for any reason other than death or Permanent Disability. If termination occurs due to death or Permanent Disability, then such amount shall be equal to the Base Salary that would have been payable to the Executive had he remained employed by the Company through December 31, 2010. The Severance payable to the Executive pursuant to this paragraph (i) is hereinafter referred to as the "BASE SALARY SEVERANCE";

                           (ii)     payment,  at the time  specified  in SECTION
5.2 below, of a pro rated portion of the MIP Bonus for the fiscal year in which the Date of Termination occurs, where such pro rated portion shall be determined based on the Company's actual performance for the full fiscal year in which such Date of Termination occurs, and shall be equal to: (a) the MIP Bonus, if any, for the fiscal year in which such Date of Termination occurs, MULTIPLIED BY (b) a ratio determined by dividing the number of days Executive was employed during such fiscal year by 365 days;

                           (iii)    as of the Date of Termination,  full vesting
and exercisability of the Performance Option (and all other options either previously or hereinafter granted to Executive by the Company). All of said options shall remain outstanding and exercisable for twelve (12) months following the Date of Termination (and shall be exercisable by Executive's estate in the event of his death). To the extent the terms of this paragraph
(iii) are inconsistent with the terms of that certain Stock Option Agreement (Non-Statutory Stock Option) previously executed between Executive and the Company (the "EXISTING OPTION AGREEMENT"), the terms of this paragraph (iii) shall supercede the terms of the Existing Option Agreement; and

                           (iv)     continued   medical  coverage  of  the  type
provided to Executive pursuant to SECTION 4 of this Agreement for Executive (if living) and his dependents for the Severance Period, to the extent each such individual received medical coverage immediately prior to such termination of employment, at the same cost to Executive and his dependents as such coverage cost immediately prior to such termination of employment (subject to premium increases affecting participants in such plan(s) generally), provided, that if the Board determines, in its sole discretion, that it is necessary or advisable for Executive to elect continuation medical coverage under Section 4980B of the Code and the regulations thereunder in order for the Company to provide such coverage under its healthcare plans, and the Company so notifies the Executive, Executive hereby agrees to make such an election. For the avoidance of doubt, if the Company requires that Executive elect continuation coverage under Section 4980B of the Code, such coverage shall nevertheless be provided to Executive and his dependents (as described above) at the same cost to Executive and his dependents as was paid for medical coverage immediately prior to Executive's termination of employment.

                  5.2 TIMING OF PAYMENT. The Company shall make payment of the amounts specified in clauses (i) and (ii) of Section 5.1 as follows:


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


                           (i)      with  respect to the Base Salary  Severance,
(a) 50% of such amount shall be paid on the date of Executive's "separation from service" within the meaning of Section 409A(a)(2)(A)(i) of the Code (a "SEPARATION FROM SERVICE") , and (b) 50% of such amount shall be paid in equal installments on the first day of each of the twelve (12) calendar months immediately following such separation from service; and

                           (ii)     the  MIP  Bonus,  if  any,  contemplated  by
clause (ii) of Section 5.1 shall be payable in cash not later than April 15 of the year immediately following the fiscal year for which such MIP Bonus is calculated.

                  5.3 CAUSE. If Executive's employment becomes terminable by the Company for Cause, the Company may terminate Executive's employment immediately (subject to the cure rights described above) and Executive shall be entitled to receive the Accrued Obligations upon the Date of Termination, or, in the case of benefits described in Section 5.l(e), as such obligations become due to Executive.

                  5.4 RESIGNATION. Executive may terminate his employment without Good Reason upon thirty (30) days' Notice to the Company. If Executive so terminates his employment, Executive shall be entitled to receive the Accrued Obligations promptly, or, in the case of benefits described in Section 5.l (e), as such obligations become due to Executive.

                  5.5 NONRENEWAL. In the event that either the Company or the Executive elects not to renew the Term (or any extension thereof) in accordance with Section 2(a), Executive shall be entitled to receive the Accrued Obligations upon the Date of Termination, or, in the case of benefits described in SECTION 5.L(E), as such obligations become due to Executive. In addition, Executive shall be entitled to receive payment, (i) if Executive's separation from service occurs during any of the first three fiscal quarters of the applicable fiscal year, on the date that is 50 calendar days following the last day of the fiscal quarter during which the Executive's separation from service occurs, or (ii) if the separation from service occurs during the fourth fiscal quarter of the applicable fiscal year, on April 15 of the immediately following year, of a pro rated portion of the MIP Bonus for the fiscal year in which the Date of Termination occurs, where such pro rated portion is calculated in the same manner described in clause (ii) of Section 5.1 above.

                  5.6 SIX-MONTH DELAY. Notwithstanding anything to the contrary in this Agreement, no Severance payments or benefits shall be paid to Executive during the six-month period following the Executive's separation from service to the extent that the Company and the Executive mutually determine in good faith that paying such amounts at the time or times indicated in this
Section 5 would cause the Executive to incur an additional tax under Section 409A of the Code (in which case such amounts shall be paid at the time or times indicated in this Section 5.6). If the payment of any such amounts are delayed as a result of the previous sentence, then on the first day following the end of such six-month period, the Company will pay the Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Executive during such six-month period.

         6.       CONFIDENTIALITY OF PROPRIETARY INFORMATION AND MATERIAL.


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                  6.1      INDUSTRIAL  PROPERTY RIGHTS.  For the purpose of this
Agreement, "INDUSTRIAL PROPERTY RIGHTS" shall mean all of the Company's patents, trademarks, trade names, inventions, copyrights, know-how, formulas and science, now in existence or hereafter developed or acquired by the Company or for its use, relating to any and all products and services which are developed, formulated and/or manufactured by the Company.

                  6.2 TRADE SECRETS. For the purpose of this Agreement, "TRADE SECRETS" shall mean any formula, pattern, device, or compilation of information that is used in the Company's business and gives the Company an opportunity to obtain an advantage over its competitors who do not know and/or do not use it. This term includes, but is not limited to, information relating to the marketing of the Company's products and services, including price lists, pricing information, customer lists, customer names, the particular needs of customers, information relating to their desirability as customers, financial information, intangible property and other such information which is not in the public domain.

                  6.3 TECHNICAL DATA. For the purpose of this Agreement, "TECHNICAL DATA" shall mean all information of the Company in written, graphic or tangible form relating to any and all products which are developed, formulated and/or manufactured by the Company, as such information exists as of the Effective Date or is developed by the Company during the Term of this Agreement.

                  6.4 PROPRIETARY INFORMATION. For the purpose of this Agreement, "PROPRIETARY INFORMATION" shall mean all of the Company's Industrial Property Rights, Trade Secrets and Technical Data. Proprietary Information shall not include any information which (i) was lawfully in the possession of Executive prior to Executive's employment with the Company, (ii) may be obtained by a reasonably diligent businessperson from readily available and public sources of information, (iii) is lawfully disclosed to Executive after termination of Executive's employment by a third party which does not have an obligation to the Company to keep such information confidential, or (iv) is independently developed by Executive without utilizing any of the Company's Proprietary Information.

                  6.5 AGREEMENT NOT TO COPY OR USE. Executive agrees, at any time during the Term of this Agreement and for a period of ten years thereafter, not to copy, use or disclose (except (i) as required, authorized or permitted in connection with the performance of Executive's services hereunder to the Company, (ii) as required by law after first notifying the Company and giving it an opportunity to object, or (iii) as required to enforce Executive's rights under this Agreement) any Proprietary Information without the Company's prior written permission. The Company may withhold such permission as a matter within its sole discretion during the Term of this Agreement and thereafter.

         7. RETURN OF CORPORATE PROPERTY. Upon any termination of this Agreement, Executive shall turn over to the Company all property, writings or documents then in his possession or custody belonging to or relating to the affairs of the Company or comprising or relating to any Proprietary Information.

         8.       DISCOVERIES AND INVENTIONS.


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                  8.1      DISCLOSURE.   Executive  will  promptly  disclose  in
writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method, product or work of authorship, in any case, relating to the business, products, practices, techniques or confidential information of the Company, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by Executive, (hereinafter referred to as "DEVELOPMENTS"), either solely or in collaboration with others, (a) prior to the Term while working for the Company, (b) during the Term or (c) within six months after the Term .

                  8.2 ASSIGNMENT. Executive, to the extent that he has the legal right to do so, hereby acknowledges that any and all Developments that are created during the Term, are the property of the Company and hereby assigns and agrees to assign to the Company any and all of Executive's right, title and interest in and to any and all of such Developments; provided, however, that, in accordance with California Labor Code Sections 2870 and 2872, the provisions of this Section 8.2 shall not apply to any Development that Executive developed entirely on his own time without using the Company's equipment, supplies, facilities or trade secret information except for those Developments that either:

                           (a)      relate   at  the  time  of   conception   or
reduction to practice of the Development to the Company's business, or actual or demonstrably anticipated research or development of the Company; or

                           (b)      result  directly from any work  performed by
Executive for the Company.

                  8.3 ASSISTANCE OF EXECUTIVE. Upon the Company's request and at no expense to Executive, whether during the Term or thereafter, Executive will do all reasonable lawful acts, including, but not limited to, the execution of papers and lawful oaths and the giving of testimony, that, in the reasonable opinion of the Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign Letters Patent, including, but not limited to, design patents, on any and all Developments and for perfecting, affirming and recording the Company's complete ownership and title thereto, subject to the proviso in
Section 8.2 hereof, and Executive will otherwise reasonably cooperate in all proceedings and matters relating thereto. Executive shall be compensated at a rate of $250 per hour for any actions he is required to take pursuant to this
Section 8.3 after the Term.

                  8.4 RECORDS. Executive will keep complete and accurate accounts, notes, data and records of all Developments in the manner and form reasonably requested by the Company in writing. Such accounts, notes, data and records shall be the property of the Company, subject to the proviso in Section
8.2 hereof, and, upon written request by the Company, Executive will promptly surrender the same to it.

                  8.5 OBLIGATIONS, RESTRICTIONS AND LIMITATIONS. Executive understands that the Company may enter into agreements or arrangements with agencies of the United States Government and that the Company may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to inventions and patents which may be acquired by it or which may be conceived or developed by employees, consultants or other agents rendering services to it. Executive agrees that he shall be bound by all such obligations, restrictions and limitations applicable to any such invention conceived or developed by him during the Term and shall take any reasonable action which may be required to discharge such obligations and to comply with such restrictions and limitations.


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         9.       NON-SOLICITATION COVENANT.

                  9.1 NON-SOLICITATION AND NONINTERFERENCE. Until the earlier of (i) two years following termination of this Agreement and (ii) December 31, 2011, Executive shall not (a) induce or attempt to induce any employee of the Company to leave the employ of the Company, (b) induce or attempt to induce any employee of the Company to work for, render services or provide advice to or supply confidential business information or Trade Secrets of the Company to any third person, firm or corporation, or (c) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company, provided, that advertisements and general solicitations shall not constitute a breach of this
Section 9.1.

                  9.2 INDIRECT SOLICITATION. Executive agrees that, during the period covered by Section 9.1 hereof, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the provisions of Section 9.1 if such activity were carried out by Executive, either directly or indirectly; and, in particular, Executive agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

         10. INJUNCTIVE RELIEF. Executive hereby recognizes, acknowledges and agrees that in the event of any breach by Executive of any of his covenants, agreements, duties or obligations contained in Sections 6, 7, 8 and 9 of this Agreement, the Company would suffer great and irreparable harm, injury and damage, the Company would encounter extreme difficulty in attempting to prove the actual amount of damages suffered by the Company as a result of such breach, and the Company would not be reasonably or adequately compensated in damages in any action at law. Executive therefore covenants and agrees that, in addition to any other remedy the Company may have at law, in equity, by statute or otherwise, in the event of any breach by Executive of any of his covenants, agreements, duties or obligations contained in Sections 6, 7, 8 and of this Agreement, the Company shall be entitled to seek and receive temporary, preliminary and permanent injunctive and other equitable relief from any court of competent jurisdiction to enforce any of the duties or obligations contained in Sections 6. 7. 8 and 9 of this Agreement without the necessity of proving the amount of any actual damage to the Company or any affiliate thereof resulting therefrom; provided, however, that nothing contained in this Section 10 shall be deemed or construed in any manner whatsoever as a waiver by the Company of any of the rights which the Company may have against Executive at law, in equity, by statute or otherwise arising out of, in connection with or resulting from the breach by Executive of any of his covenants, agreements, duties or obligations hereunder.

         11. CODE SECTION 409A. Certain amounts under this Agreement may constitute "nonqualified deferred compensation" which are intended to comply with the requirements of Section 409A of the Code. To the extent that the parties reasonably determine that any compensation or benefits payable under this Agreement are subject to Section 409A of the Code, this Agreement shall incorporate the terms and conditions required by Section 409A of the Code and Department of Treasury regulations as reasonably determined by the Company and the Executive. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder. In the event that following the Effective Date, the Company and the Executive reasonably determine that any compensation or benefits payable under this Agreement may be subject to Section 409A of the Code and related Department of Treasury guidance, the Company and the Executive shall work together to adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effective), or take any other commercially reasonable actions necessary or appropriate to (a) exempt the compensation and benefits payable under this Agreement from Section 409A of the Code and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

         12. CODE SECTION 280G. If any payment or benefit received or to be received by Executive in connection with a "change in ownership or control" of the Company (within the meaning of Section 280G of the Code), whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company or an affiliate of the Company (the "PAYMENTS"), would constitute a "parachute payment" within the meaning of Section 280G of the Code, the Payments shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code but only if, by reason of such reduction, the net after-tax benefit to Executive shall exceed the net after-tax benefit to Executive if no such reduction was made. For purposes of this Section 12, "net after-tax benefit" shall mean (i) the total of all payments and the value of all benefits which Executive receives or is then entitled to receive from the Company that would constitute "parachute payments" within the meaning of Section 280G of the Code, less (ii) the amount of all federal, state and local income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to Executive (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing), less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the code. The foregoing determination will be made by a nationally recognized accounting firm (the "ACCOUNTING FIRM") selected by Executive and reasonably acceptable to the Company, provided, that the Accounting Firm's determination shall be made based upon "substantial authority" within the meaning of Section 6662 of the Code. The Accounting Firm shall provide Executive and the Company with its determinations and detailed supporting calculations with respect thereto at least 15 business days prior to the date on which Executive would be entitled to receive a Payment (or as soon as practicable in the event that the Accounting Firm has less than 15 business days advance notice that Executive may receive a Payment) in order that Executive may determine whether it is in Executive's best interest to waive the receipt of any or all amounts which may constitute "excess parachute payments." If the Accounting Firm determines that such reduction is required by this Section 12, Executive, in his sole and absolute discretion, may determine which of the Payments shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, and the Company shall pay such reduced amount to Executive. Executive and the Company shall each provide the Accounting Firm access to and copies of any books, records, and documents in the possession of Executive or the Company, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 12. The first $10,000 of fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by this
Section 12 will be borne exclusively by the Company, and the balance of any such fees and expenses, if any shall be borne exclusively by Executive.

         13.      MISCELLANEOUS.

                  13.1 ARBITRATION. The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any controversy, claim or dispute that cannot be so resolved shall be settled by final, binding arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in Los Angeles County or Ventura County, California, or such other place as may be mutually agreed upon by the parties. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as an arbitrator, and the two arbitrators so selected shall select a third arbitrator within ten (10) days of their appointment. Each party shall bear its own costs and expenses and an equal share of the arbitrator's expenses and administrative fees of arbitration.

                  13.2 ATTORNEYS' FEES. If any legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with or arising out of any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

                  13.3 NOTICES. All notices, requests and other communications (collectively, "NOTICES") given pursuant to this Agreement shall be in writing, and shall be delivered by fax, email, personal service, reputable overnight carrier or by United States first class, registered or certified mail (return receipt requested), postage prepaid, addressed to the party at the address set forth below:

                           If to Company:

                           Talon International, Inc.
                           21900 Burbank Boulevard, Suite 270
                           Woodland Hills, CA 91367
                           Attn: Chief Executive Officer
                           Fax:  818-444-4108
                           lschnell@talonzippers.com


                           If  to  Executive,  at  the  address,  fax  or  email
maintained for Executive in the Company's payroll records.

                           Any Notice  shall be deemed duly given when  received
by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given three days from date of deposit in the United States mails, unless sooner received. Either party may from time to time change its address for further Notices hereunder by giving Notice to the other party in the manner prescribed in this section.

                  13.4     ENTIRE AGREEMENT.  This Agreement,  together with the
Option Agreement and Existing Option Agreement, contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior agreements, discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein. No representations, oral or otherwise, express or implied, other than those contained in this Agreement have been relied upon by any party to this Agreement.

                  13.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

                  13.6 INDEMNIFICATION: INSURANCE. The Company shall defend, indemnify and hold Executive harmless from any and all liabilities, obligations, claims or expenses which arise in connection with or as a result of Executive's service as an officer or director of the Company to the greatest extent now provided in the Company's Articles and Bylaws and as otherwise allowed by law. During the Term and for a period of at least six years thereafter, Executive shall be entitled to the same directors and officers' liability insurance coverage that the Company provides generally to its other directors and officers, as may be amended from time to time for such directors and officers.

                  13.7 AMENDMENT. The terms of this Agreement may not be amended or modified other than by a written instrument executed by the parties hereto or their respective successors.

                  13.8 WAIVER. Failure by any party hereto to insist upon strict compliance with any provision of this Agreement or to assert any right such party may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  13.9 ASSIGNMENT. This Agreement is binding on and for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives.

                  13.10 CAPTIONS. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

                  13.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  13.12 BUSINESS DAY. If the last day permissible for delivery of any Notice under any provision of this Agreement, or for the performance of any obligation under this Agreement, shall be other than a business day, such last day for such Notice or performance shall be extended to the next following business day (provided, however, under no circumstances shall this provision be construed to extend the date of termination of this Agreement).

                         (SIGNATURES ON FOLLOWING PAGE)

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

Company:                                      Executive:
TALON INTERNATIONAL, INC.


By:   /S/ LONNIE SCHNELL                         /S/ LARRY DYNE
     ------------------------                 --------------------------
       Lonnie D. Schnell                          Larry Dyne
       Chief Executive Officer

                                    EXHIBIT A

                          MANAGEMENT INCENTIVE PROGRAM

         Commencing with fiscal year 2008 and for each fiscal year during the Term thereafter during which Executive is performing services to the Company, the Company shall maintain a Management Incentive Program, pursuant to which the Company will determine an incentive fund (the "MIP FUND") each fiscal year for payment to Executive and such other non-commissioned members of management of the Company as mutually agreed upon by the CEO and the Board (collectively, the "OTHER MANAGEMENT PARTICIPANTS"). Subject to the minimum MIP Bonus, if any, Executive is entitled to receive as set forth below, the allocation of the MIP Fund to Executive and the Other Management Participants shall be mutually agreed upon by the CEO and the Board. The portion of the MIP Fund, if any, payable to Executive as a bonus for any fiscal year is referred to herein as the MIP Bonus.

         For fiscal year 2008, the MIP Fund shall be an amount equal to twelve percent (12%) of the Company's EBITDA for such fiscal year. For purposes hereof and subject to the terms of this EXHIBIT A, "EBITDA" means earnings before interest, taxes, depreciation and amortization calculated based on the Company's audited consolidated financial statements for the applicable fiscal year in question prepared in accordance with generally accepted accounting principles in the United States. Notwithstanding the foregoing, the calculation of EBITDA shall exclude (i) any severance payments and/or payments made under the MIP Fund to either Executive or any other officers (or former officers) of the Company whose employment was terminated on or before March 1, 2008; and (ii) any charges resulting from asset impairment of the Company assets (x) previously used in or located at the Company's North Carolina manufacturing plant that existed prior to January 1, 2006 or which arise from such assets during the applicable fiscal year, including any impairment or loss associated with the disposition of the North Carolina plant real property or improvements to such real property, or (y) consisting of shares of common stock of Cygne Designs Inc. Notwithstanding the above, no MIP Fund for fiscal year 2008 shall be established unless the EBITDA shall exceed $1,000,000. Executive shall be entitled to receive a MIP Bonus equal to thirty percent (30%) of the MIP Fund, if any, for fiscal year 2008.

         For fiscal year 2009 and 2010 the MIP Fund shall be based upon performance criteria established by the Board and the CEO for each of such fiscal years. Each fiscal year, management of the Company shall submit a budget to the Board, including a budgeted profit and loss statement, cash flow statement and balance sheet for such fiscal year by quarter, which shall be reviewed, modified (if applicable) and ultimately approved by the Board (the "BUDGET"). At the time such Budget is approved, but not later than February 15th of the fiscal year in question, the applicable performance criteria for determination of the MIP Fund shall also be established by mutual agreement of the CEO and the Board. Such performance criteria shall be based upon actual results for the fiscal year and shall be structured to reasonably result in a target bonus for Executive (based upon Executive's participation in the MIP
Fund) of $125,000 if the established performance criteria or targeted results are achieved. The MIP Fund shall be structured so that Executive shall be eligible to earn from 0% to 200% of such target amount each fiscal year, based upon a sliding scale determined from the performance criteria.

         The MIP Bonus, if any, shall be payable in cash not later than April 15 of the year immediately following the fiscal year for which such MIP Bonus is calculated.

                                    EXHIBIT B

                           OPTION PERFORMANCE CRITERIA

         The Performance Option shall vest in full on December 31, 2010, and shall be subject to earlier vesting, if at all, based on an Annual Target Tranche of 233,333 shares and based on the performance criteria established by the Company's Board of Directors for such fiscal year, where the Company's actual performance for such fiscal year is measured and evaluated against the Company's budgeted performance for such fiscal year. Each fiscal year, management shall submit a budget to the Company's Board of Directors, including a budgeted profit and loss statement, cash flow statement and balance sheet for such fiscal year by calendar quarter, which shall be reviewed, modified (if applicable) and ultimately approved by the Board of Directors (as approved, the "Budget"). At the time such Budget is approved, the Board of Directors also shall establish the applicable performance criteria against which the Executive's performance shall be measured.

         Executive shall be eligible to vest from 80% to 200% of the Annual Target Tranche for fiscal 2008 and fiscal 2009 (provided that in no event shall more than 700,000 shares vest pursuant to the Performance Option). As soon as practicable following completion of the audit of the Company's financial statements for the applicable fiscal year, the Board of Directors shall compare the Company's actual performance against budgeted performance, and the Performance Option shall vest early, if at all, based on a percentage of the Annual Target Tranche, calculated as follows:

       RELATIONSHIP OF ACTUAL
             TO BUDGETED                               PERCENTAGE OF
        PERFORMANCE CRITERIA                         TRANCHE THAT VESTS
--------------------------------------       -----------------------------------

Less than 80%                                                     0%
80-100%                                                      80-100%
100-115%                                                    100-115%
115-125%                                                        125%
125-140%                                                        150%
Over 140%                                                       200%

         The Performance Option shall vest early, if at all, on April 15, 2009 (with respect to fiscal 2008 performance) and April 15, 2010 (with respect to fiscal 2009 performance).

                                    EXHIBIT C

                                OPTION AGREEMENT


                               OPTION CERTIFICATE
                          (NON-STATUTORY STOCK OPTION)

         THIS IS TO CERTIFY that Talon International, Inc., a Delaware corporation (the "COMPANY"), has granted to the person named below ("OPTIONEE") a non-statutory stock option (the "OPTION") to purchase shares of the Company's Common Stock (the "SHARES") under its 2007 Stock Plan and upon the terms and conditions as follows:


                  Name of Optionee:         LARRY DYNE

                  Address of Optionee:


                  Number of Shares:         700,000

                  Option Exercise Price:    $[ ] PER SHARE

                  Date of Grant:            JUNE [ ], 2008

                  Option Expiration Date:   JUNE [ ], 2018


         EXERCISE SCHEDULE:  The Option shall become exercisable as follows:

         The option shall vest and become exercisable with respect 100% of the Shares on December 31, 2010, subject to earlier vesting as provided in the Stock Option Agreement attached hereto as ANNEX I.

         By your signature and the signature of the Company's representative below, you and the Company agree to be bound by all of the terms and conditions of the Stock Option Agreement, which is attached hereto as ANNEX I and incorporated herein by this reference.

OPTIONEE:                                   TALON INTERNATIONAL, INC.


                                            By:
----------------------------------                   ---------------------------
Larry Dyne                                           Lonnie Schnell
                                            Its:     Chief Executive Officer

                                     ANNEX I

                             STOCK OPTION AGREEMENT
                          (NON-STATUTORY STOCK OPTION)

         This STOCK OPTION AGREEMENT (this "OPTION AGREEMENT") is made and entered into as of the execution date of the Option Certificate to which it is attached (the "CERTIFICATE") by and between Talon International, Inc., a Delaware corporation (the "COMPANY"), and the person named in the Certificate ("OPTIONEE").

         Pursuant to the Talon International, Inc. 2007 Stock Plan (as amended, the "PLAN"), the Board of Directors of the Company (the "BOARD") has authorized the grant to Optionee of a non-statutory stock option to purchase shares of the Company's Common Stock, par value $.001 per share (the "COMMON STOCK"), upon the terms and subject to the conditions set forth in this Option Agreement.

         The Company and Optionee agree as follows:

         1.       GRANT OF OPTION.

         The Company hereby grants to Optionee the right and option (the "OPTION"), upon the terms and subject to the conditions set forth in this Option Agreement and the Plan, to purchase all or any portion of that number of shares of the Common Stock (the "SHARES") set forth in the Certificate at the Option exercise price set forth in the Certificate (the "EXERCISE PRICE").

         2.       TERM OF OPTION.

         The Option shall terminate and expire on the Option Expiration Date set forth in the Certificate (the "EXPIRATION DATE"), unless sooner terminated as provided herein. In no event shall the Option be exercisable after the expiration of ten years from the date it was granted.

         3.       EXERCISE PERIOD.

                  (a) Subject to the provisions of SECTIONS 3(B), 3(C), 3(D), 5 and 7(B) of this Option Agreement, the Option shall become exercisable (in whole or in part) upon and after the dates set forth under the caption "Exercise Schedule" in the Certificate. The installments shall be cumulative; I.E., the Option may be exercised, as to any or all Shares covered by an installment, at any time or times after the installment first becomes exercisable and until the Option Expiration Date or the termination of the Option.

                  (b) Notwithstanding anything to the contrary contained in this Option Agreement or the Certificate, this Option shall immediately vest and become exercisable with respect to all remaining shares upon a Change in Control of the Company or upon termination of Optionee's employment without Cause, for Good Reason or due to Optionee's death or permanent disability. For purposes hereof: (a) the terms "Cause" and "permanent disability" shall have the meanings set forth in SECTION 5 below; (b) the term "GOOD REASON" shall mean a termination of Optionee's employment with the Company by Optionee by reason of:
(i) the material diminution of Optionee's duties, job title or responsibilities;

(ii) a relocation of Optionee's principal work location to a location outside of Los Angeles or Ventura County, California; (iii) a material breach by the Company of this Option Agreement or written employment agreement between the Company and Optionee, including without limitation, a material reduction in any component of Optionee's compensation or benefits as provided for in such written employment agreement; (iv) a change in Optionee's reporting arrangement such that Optionee no longer reports directly to the Chief Executive Officer; or (v) the commencement of a voluntary or involuntary proceeding by or against the Company under Chapter 7 of the United States Bankruptcy Code or other law or statute of any jurisdiction providing for the cessation of the Company's business and the liquidation of its assets; and (c) the term "CHANGE IN CONTROL" shall mean (i) the sale of all or substantially all of the assets of the Company, or (ii) the acquisition of the Company by another entity by means of merger, consolidation, share exchange, reorganization or otherwise pursuant to which shares of capital stock of the Company are converted into cash, securities or other property of the acquiring entity or any of its affiliates and which results in the holders of voting securities of the Company immediately prior to such merger, consolidation, share exchange, reorganization or sale of assets beneficially owning, directly or indirectly, less than 50% of the combined voting power of the surviving entity resulting from such merger, consolidation, share exchange, reorganization or sale of assets.

                  (c) Notwithstanding anything to the contrary contained in this Option Agreement or the Certificate, this Option shall vest and become exercisable prior to December 31, 2010, based on an annual target tranche of 233,333 Shares (the "ANNUAL TARGET TRANCHE") and based on performance criteria established by the Board for a given fiscal year, where the Company's actual performance for such fiscal year is measured and evaluated against the Company's budgeted performance for such fiscal year. Each fiscal year, the Board shall adopt a budget (the "BUDGET") and establish the applicable performance criteria against which the Optionee's performance shall be measured. Optionee shall be eligible to vest from 80% to 200% of the Annual Target Tranche for fiscal 2008 and fiscal 2009 (provided that in no event shall more than 700,000 Shares vest hereunder). As soon as practicable following completion of the audit of the Company's financial statements for the applicable fiscal year, the Board shall compare the Company's actual performance against budgeted performance, and this Option shall vest early, if at all, based on a percentage of the Annual Target Tranche, calculated as follows:

       RELATIONSHIP OF ACTUAL
             TO BUDGETED                               PERCENTAGE OF
        PERFORMANCE CRITERIA                         TRANCHE THAT VESTS
--------------------------------------       -----------------------------------

Less than 80%                                                     0%
80-100%                                                      80-100%
100-115%                                                    100-115%
115-125%                                                        125%
125-140%                                                        150%
Over 140%                                                       200%

         This Option shall vest early, if at all, on April 15, 2009 (with respect to fiscal 2008 performance) and April 15, 2010 (with respect to fiscal 2009 performance).

                  (d) Notwithstanding anything to the contrary contained in this Option Agreement, the Option may not be exercised, in whole or in part, unless and until any then-applicable requirements of all federal, state and local laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel.

         4.       EXERCISE OF OPTION.

         There is no obligation to exercise the Option, in whole or in part. The Option may be exercised, in whole or in part, only by delivery to the Company of:

                  (a) written notice of exercise in form and substance identical to EXHIBIT A attached to this Option Agreement stating the number of Shares then being purchased (the "PURCHASED SHARES");

                  (b) payment of the Exercise Price of the Purchased Shares, either (1) in cash, or (2) with the consent of the Board (which may be withheld in its absolute discretion), by (i) delivery to the Company of other shares of Common Stock with an aggregate Fair Market Value equal to the total Exercise Price of the Purchased Shares, or (ii) in any other form of legal consideration that may be acceptable to the Board; and

                  (c) if requested by the Company, a letter of investment intent in such form and containing such provisions as the Company may require.

         In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be payable at the minimum rate of interest necessary to avoid the imputation of interest, under the applicable provision of the Internal Revenue Code of 1986, as amended (the "CODE"), and Treasury Regulations.

         Following receipt of the notice and payment referred to above, the Company shall issue and deliver to Optionee a stock certificate or stock certificates evidencing the Purchased Shares; PROVIDED, HOWEVER, that the Company shall not be obligated to issue a fraction or fractions of a share of its Common Stock, and may pay to Optionee, in cash or by check, the Fair Market Value of any fraction or fractions of a share exercised by Optionee. "FAIR MARKET VALUE" means: (i) if the Common Stock is traded on an exchange or in an over-the-counter market, the last sale price of the Common Stock on such securities exchange on the trading day immediately prior to the date of determination, or if no sale occurred on such day, the mean among the closing "bid" and "asked" prices on such day or if the principal market for such security is in the over-the-counter market, the closing sale price of the Common Stock on the trading day immediately prior to the date of the determination, as published by the National Association of Securities Dealers Automated Quotation System or similar organization, or if such price is not so published on such day, the mean among the closing "bid" and "asked" prices, if available, on such day, which prices may be obtained from any reputable pricing service, broker or dealer reasonably satisfactory to the Company, and (ii) in the case the Common Stock is not traded on an exchange, the value thereof, as determined in good faith by the Board.

         5.       TERMINATION OF SERVICES.

                  (a) If Optionee shall cease to be an officer, director, consultant or employee of the Company or any "Affiliate" of the Company (as that term is defined in Rule 501(b) of the Rules and Regulations under the Securities Act of 1933, as amended (the "1933 ACT")) for any reason other than death or permanent disability (a "TERMINATING EVENT"), Optionee shall have the right, subject to the provisions of SECTION 5(C) below, to exercise the Option at any time following such Terminating Event until the earlier to occur of (1) twelve
(12) months following the date of such Terminating Event and (2) the Expiration Date. The Option may be exercised following a Terminating Event only to the extent exercisable as of the date of the Terminating Event, including with respect to that portion of the Option that becomes exercisable in connection with such Terminating Event. To the extent unexercised at the end of the period referred to above, the Option shall terminate. The Board, in its sole and absolute discretion, shall determine whether or not authorized leaves of absence shall constitute termination of employment for purposes of this Option Agreement.

                  (b) If, by reason of death or permanent disability (a "SPECIAL TERMINATING EVENT"), Optionee shall cease to be an officer, director, consultant or employee of the Company or any Affiliate, then Optionee, Optionee's executors or administrators or any person or persons acquiring the Option directly from Optionee by bequest or inheritance, shall have the right to exercise the Option at any time following such Special Terminating Event until the earlier to occur of (1) twelve (12) months following the date of such Special Terminating Event and (2) the Expiration Date. The Option may be exercised following a Special Terminating Event only to the extent exercisable at the date of the Special Terminating Event, including with respect to that portion of the Option that becomes exercisable in connection with such Special Terminating Event. To the extent unexercised at the end of the period referred to above, the Option shall terminate. For purposes of this Option Agreement, "PERMANENT DISABILITY" shall mean a condition that entitles Optionee to benefits under an applicable Company long-term disability plan or, if no such plan exists, a physical or mental disability which, in the reasonable judgment of the Board, is likely to render Optionee unable to perform his duties and obligations under this Agreement for 90 days in any 12-month period.

                  (c) If Optionee's employment shall be terminated for "Cause" by the Company or any Affiliate, all outstanding Options granted to such Optionee shall expire as of the commencement of business on the date of such termination. For purposes of this Option Agreement, "CAUSE" shall mean: (i) any act or omission knowingly undertaken or omitted by Optionee with the intent of causing damage to the Company, its properties, assets or business or its stockholders, officers, directors or employees; (ii) any fraud, misappropriation or embezzlement by Optionee resulting in a material personal profit to Optionee, in any case, involving properties, assets or funds of the Company or any of its subsidiaries; (iii) Optionee's consistent failure to materially perform his normal duties as described in his employment agreement with the Company, other than any such failure resulting from Optionee's permanent disability; (iv) conviction of, or pleading nolo contendere to, (A) any crime or offense involving monies or other property of the Company; or (B) any felony offense involving a crime of moral turpitude; or (v) Optionee's chronic or habitual use or consumption of drugs or alcoholic beverages, in either case, that causes material damage to the Company, its properties, assets or business, PROVIDED, that to the extent any circumstances that would otherwise constitute Cause shall be capable of cure, Optionee shall be given no less than thirty days to cure such circumstances prior to any termination of his employment for Cause;

                  (d) Nothing in the Plan, the Certificate or this Option Agreement shall confer upon Optionee any right to continue in the service and/or employ of the Company or any Affiliate or shall affect the right of the Company or any Affiliate to terminate the relationship or employment of Optionee, with or without cause.

         6.       RESTRICTIONS ON PURCHASED SHARES.

                  (a)      SECURITIES  LAW  RESTRICTIONS.  In the event that the
issuance of the Purchased Shares shall not be registered under the 1933 Act, none of the Purchased Shares shall be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of ("TRANSFERRED") (with or without consideration), and the Company shall not be required to register any such sale, transfer, assignment, pledge, hypothecation or other disposition ("Transfer") and the Company may instruct its transfer agent not to register any such Transfer, unless and until one of the following events shall have occurred:

                           (i)      The   Purchased   Shares   are   Transferred
pursuant to and in conformity with (i) an effective registration statement filed with the Securities and Exchange Commission (the "COMMISSION") pursuant to the 1933 Act, and (ii) the qualification and/or registration requirements under any applicable securities laws of any state of the United States; or

                           (ii)     Optionee has,  prior to the Transfer of such
Purchased Shares, and if requested by the Company, provided all relevant information to the Company's counsel so that upon the Company's request, the Company's counsel is able to, and actually prepares and delivers to the Company a written opinion that the proposed Transfer (i) is exempt from registration under the 1933 Act as then in effect, and the Rules and Regulations of the Commission thereunder, and (ii) is exempt from qualification and/or registration under any applicable state securities laws. The Company shall bear all reasonable costs of preparing such opinion.

                  (b)      NONCOMPLYING   TRANSFERS   INVALID.   Any   attempted
Transfer which is not in full compliance with this SECTION 6 shall be null and void AB INITIO, and of no force or effect.

         7.       ADJUSTMENTS UPON RECAPITALIZATION.

                  (a) Subject to the provisions of SECTION 7(B), if any change is made in the Common Stock, without receipt of consideration by the Company or its shareholders (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company or its shareholders), the Option will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to the Option. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a change "without the receipt of consideration by the Company or its shareholders."

                  (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the "surviving corporation" (as defined below); or (3) a merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, at the sole discretion of the Board and to the extent permitted by applicable law, the Option shall (i) terminate upon such event and may be exercised prior thereto to the extent the Option is then exercisable, provided that upon such election by the Board, the Option shall vest and become exercisable with respect to all remaining shares underlying the Option immediately prior to such event, or (ii) continue in full force and effect and, if applicable, the surviving corporation or an Affiliate of such surviving corporation shall assume the Option and/or shall substitute a similar option or award in place of the Option.

                  (c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, and its determination shall be final, binding and conclusive.

                  (d) The provisions of this SECTION 7 are intended to be exclusive, and Optionee shall have no other rights upon the occurrence of any of the events described in this Section 7.

                  (e) The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

                  (f)      The  determination  as to which party is a "surviving
corporation" in a merger or consolidation shall be made on the basis of the relative equity interests of the shareholders in the corporation existing after the merger or consolidation, as follows: If following any merger or consolidation the holders of outstanding voting securities of the Company prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing after the merger or consolidation, then for purposes of the Option Agreement, the Company shall be the surviving corporation. In all other cases, the Company shall not be the surviving corporation.

         8.       WAIVER OF RIGHTS TO PURCHASE STOCK.

         By signing this Option Agreement, Optionee acknowledges and agrees that neither the Company nor any other person or entity is under any obligation to sell or transfer to Optionee any option or equity security of the Company, other than the Shares subject to the Option and any other right or option to purchase Common Stock which was previously granted or may be granted in writing to Optionee by the Board.

         9.       INVESTMENT INTENT.

         Optionee represents and agrees that if he or she exercises the Option in whole or in part, and if at the time of such exercise the Plan and/or the Purchased Shares have not been registered under the 1933 Act, he or she will acquire the Shares upon such exercise for the purpose of investment and not with a view to the distribution of such Shares, and that upon each exercise of the Option he or she will furnish to the Company a written statement to such effect.

         10.      LEGEND ON STOCK CERTIFICATES.

         Optionee agrees that all certificates representing the Purchased Shares will be subject to such stock transfer orders and other restrictions (if any) as the Company may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities laws, and the Company may cause a legend or legends to be put on such certificates to make appropriate reference to such restrictions.

         11.      NO RIGHTS AS SHAREHOLDER.

         Except as provided in SECTION 7 of this Option Agreement, Optionee shall have no rights as a shareholder with respect to the Shares until the date of the issuance to Optionee of a stock certificate or stock certificates evidencing such Shares. Except as may be provided in SECTION 7 of this Option Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

         12.      MODIFICATION.

         Subject to the terms and conditions of the Plan, the Board (excluding the Optionee) may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for, the Option (to the extent not previously exercised). No modification of the Option shall be made which, without the consent of Optionee, would alter or impair any rights of the Optionee under the Option.

         13.      WITHHOLDING.

                  (a) The Company shall be entitled to require as a condition of delivery of any Purchased Shares upon exercise of any Option that the Optionee agree to remit, at the time of such delivery or at such later date as the Company may determine, an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto, and Optionee agrees to take such other action required by the Company to satisfy such withholding requirements.

                  (b) With the consent of the Board (excluding the Optionee), and in accordance with any rules and procedures from time to time adopted by the Board, Optionee may elect to satisfy his or her obligations under
SECTION 13(A) above by (1) directing the Company to withhold a portion of the Shares otherwise deliverable (or to tender back to the Company a portion of the Shares issued where the Optionee (a "SECTION 16(B) RECIPIENT") is required to report the ownership of the Shares pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and has not made an election under Section 83(b) of the Code (a "WITHHOLDING RIGHT")); or (2) tendering other shares of the Common Stock of the Company which are already owned by Optionee which in all cases have a Fair Market Value (as determined in accordance with the provisions of Section 4 hereof) on the date as of which the amount of tax to be withheld is determined (the "TAX DATE") equal to the amount of taxes to be paid by such method. Notwithstanding any other provision of the Option, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Option (or which may be repurchased from Optionee within six months after such Shares were acquired by Optionee from the Company) in order to satisfy Optionee's federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Option shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

                  (c) To exercise a Withholding Right, the Optionee must follow the election procedures set forth below, together with such additional procedures and conditions set forth in this Option Agreement or otherwise adopted by the Board:

                           (i)      the  Optionee  must deliver to the Company a
written notice of election (the "ELECTION") and specify whether all or a stated percentage of the applicable taxes will be paid in accordance with SECTION 13(B) above;

                           (ii)     unless  disapproved by the Board  (excluding
the Optionee) as provided in subsection (3) below, the Election once made will be irrevocable;

                           (iii)    if the  Optionee  on the date of delivery of
the Election to the Company is a Section 16(b) Recipient, the following additional provisions will apply:

                                    (1)      the Election  cannot be made during
the six calendar month period commencing with the date of grant of the Withholding Right (even if the Option to which such Withholding Right relates has been granted prior to such date); and

                                    (2)      the  Election  (and the exercise of
the related Option) must be made either during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the 12th business day following such date or at least six calendar months or more prior to the Tax Date.

         14.      CHARACTER OF OPTION.

         The Option is not intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

         15.      GENERAL PROVISIONS.

                  (a) FURTHER ASSURANCES. Optionee shall promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Option Agreement.

                  (b) NOTICES. All notices, requests, demands and other communications under this Option Agreement shall be in writing and shall be given to the parties hereto as follows:

                           (i)      If to the Company, to:

                                    Talon International, Inc.
                                    21900 Burbank Blvd. Suite 270
                                    Woodland Hills, CA 91367

                           (ii)     If to Optionee,  to the address set forth on
the Certificate,

or at such other address or addresses as may have been furnished by such either party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this subsection (b).

                  (c) OPTION TRANSFERABLE TO PERMITTED TRANSFEREES ONLY. Optionee may not Transfer the Option, in whole or in part, other than to one or more Permitted Transferees (as defined below). For purposes of this SECTION 15(C), "PERMITTED TRANSFEREE" shall mean, with respect to Optionee, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Board.

                  (d) SUCCESSORS AND ASSIGNS. Except to the extent specifically limited by the terms and provisions of this Option Agreement, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                  (e) GOVERNING LAW. THIS OPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED WITHIN, THAT STATE, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, WHICH SHALL TO THAT EXTENT GOVERN.

                  (f) INCORPORATION OF PLAN BY REFERENCE. This Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and it is intended that this Option Agreement shall be interpreted in a manner to comply therewith. Any provision of this Option Agreement inconsistent with the Plan shall be superseded and governed by the Plan.

                  (g) A COMMITTEE. As provided in the Plan, the Board may delegate administration of the Plan and this Option Agreement to the Compensation Committee or other committee (the "COMMITTEE"). If administration is delegated to a Committee, the Committee shall have, in connection with this Option Agreement, the powers theretofore possessed by the Board (and references in this Option Agreement to the Board shall thereafter be to the Committee).

                  (h) MISCELLANEOUS. Titles and captions contained in this Option Agreement are inserted for convenience of reference only and do not constitute a part of this Option Agreement for any other purpose. Except as specifically provided herein, neither this Option Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other party hereto.

                   THE SIGNATURE PAGE TO THIS OPTION AGREEMENT
                  CONSISTS OF THE LAST PAGE OF THE CERTIFICATE.

                                    EXHIBIT A
                               NOTICE OF EXERCISE
                 (To be signed only upon exercise of the Option)



To:      Talon International, Inc.



         The undersigned, the holder of the enclosed Stock Option Agreement (Non-Statutory Stock Option), hereby irrevocably elects to exercise the purchase rights represented by the Option and to purchase thereunder _________ * shares of Common Stock of Talon International, Inc. (the "COMPANY"), and herewith encloses payment of $__________ and/or _________ shares of the Company's Common Stock in full payment of the purchase price of such shares being purchased.

Dated:
       --------------------------       ----------------------------------------
                                        (Signature must conform in all respects to name of holder as specified on the face of the Option)



                                        ----------------------------------------
                                        (Please Print Name)



                                        ----------------------------------------

                                        ----------------------------------------
                                        (Address)





* Insert here the number of Shares called for on the face of the Option (or, in the case of a partial exercise, the number of Shares being exercised), in either case without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.

                                    EXHIBIT D

                                     RELEASE


                     [TALON INTERNATIONAL, INC. LETTERHEAD]

                                     RELEASE
[DATE]

EMPLOYEE NAME
ADDRESS

         RE:      SEPARATION TERMS AND GENERAL RELEASE AGREEMENT

Dear [NAME]:

This letter confirms the terms of your separation from the employment of Talon International, Inc. and consideration in exchange for your waiver and general release of claims in favor of Talon International, Inc. and its officers, directors, employees, agents, representatives, subsidiaries, divisions, affiliated companies, successors, and assigns (collectively, the "COMPANY" or "TLN").

         1. TERMINATION DATE. Your employment with the Company will end effective _____________ (the "TERMINATION DATE"). Between now and the Termination Date, you should assist with any transition-related activities as directed by the employee to whom you directly report.

         2. ACKNOWLEDGMENT OF PAYMENT OF WAGES. On or before execution of this release, we delivered to you a final paycheck that includes payment for all accrued wages, salary, accrued and unused vacation time, reimbursable expenses, and any similar payments due and owing to you from the Company as of the Termination Date (collectively referred to as "WAGES"). You are entitled to these Wages regardless of whether you sign this Separation Terms and General Release Agreement (the "AGREEMENT").

         3. CONSIDERATION FOR RELEASE. In consideration of the waiver and release of claims set forth in Paragraphs 7 and 8 below, and in exchange for your signing this Agreement, the Company agrees to provide you with the post-termination payments (the "SEVERANCE PAYMENTS") described in Section 5 of that certain Executive Employment Agreement, dated June 18, 2008. The Severance Payments are in addition to any amounts owed to you by the Company. You acknowledge and agree that you are not otherwise entitled to receive the Severance Payments. You understand that if you do not sign the Agreement, or if you revoke the signed Agreement as described in Paragraph 19 below (if applicable), the Company has no obligation to provide you with the Severance Payments.

         4. COBRA CONTINUATION COVERAGE. Your Company provided health coverage will end on your Termination Date. If you are eligible for, and timely elect COBRA continuation, you may continue health coverage pursuant to the terms and conditions of COBRA at your own expense, unless the Company has agreed to pay for such coverage as part of your Severance Payments. Our Human Resources Department will contact you shortly after your Termination Date. All other insured benefit coverage (e.g., life insurance, disability insurance) will also end on your Termination Date, unless the Company has agreed to pay for such coverage as part of your Severance Payments.

         5. RETURN OF COMPANY PROPERTY. By signing below, you represent that you have returned all the Company property and data of any type whatsoever that was in your possession or control.

         6. CONFIDENTIAL INFORMATION. You hereby acknowledge that as a result of your employment with the Company you have had access to the Company's confidential information. You acknowledge your continuing obligations under any proprietary information and inventions agreement you have previously executed, and you agree you will hold all such confidential information in strictest confidence and that you may not make any use of such confidential information. You further confirm that you have delivered to the Company all documents and data of any nature containing or pertaining to such confidential information and that you have not taken with you any such documents or data or any copies thereof.

         7.       GENERAL RELEASE AND WAIVER OF CLAIMS.

                  7.1. The payments and agreements set forth in this Agreement fully satisfy any and all accrued salary, vacation pay, bonus and commission pay, stock-based compensation, profit sharing, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company or your termination of employment. You acknowledge that you have no claims and have not filed any claims against the Company based on your employment with or the separation of your employment with the Company.

                  7.2. To the fullest extent permitted by law, you hereby release and forever discharge the Company, its successors, subsidiaries and affiliates, directors, shareholders, current and former officers, agents and employees (all of whom are collectively referred to as "RELEASEES") from any and all existing claims, demands, causes of action, damages and liabilities, known or unknown, that you ever had, now have or may claim to have had arising out of or relating in any way to your employment or separation from employment with the Company including, without limitation, claims based on any oral, written or implied employment agreement, claims for wages, bonuses, commissions, stock-based compensation, expense reimbursement, and any claims that the terms of your employment with the Company, or the circumstances of your separation, were wrongful, in breach of any obligation of the Company or in violation of any of your rights, contractual, statutory or otherwise. Each of the Releasees is intended to be a third party beneficiary of the General Release and Waiver of Claims set forth in this Paragraph 7.

                           (a)      RELEASE OF STATUTORY  AND COMMON LAW CLAIMS.
Such rights include, but are not limited to, your rights under the following federal and state statutes: the Employee Retirement Income Security Act (ERISA) (regarding employee benefits); the Occupational Safety and Health Act (safety matters); the Family and Medical Leave Act of 1993; the Worker Adjustment and Retraining Act ("WARN") (notification requirements for employers who are curtailing or closing an operation) and common law; tort; wrongful discharge; public policy; workers' compensation retaliation; tortious interference with contractual relations, misrepresentation, fraud, loss of consortium; slander, libel, defamation, intentional or negligent infliction of emotional distress; claims for wages, bonuses, commissions, stock-based compensation or fringe benefits; vacation pay; sick pay; insurance reimbursement, medical expenses, and the like.

                           (b)      RELEASE  OF   DISCRIMINATION   CLAIMS.   You
understand that various federal, state and local laws prohibit age, sex, race, disability, benefits, pension, health and other forms of discrimination, harassment and retaliation, and that these laws can be enforced through the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, and similar state and local agencies and federal and state courts. You understand that if you believe your treatment by the Company violated any laws, you have the right to consult with these agencies and to file a charge with them. Instead, you have decided voluntarily to enter into this Agreement, release the claims and waive the right to recover any amounts to which you may have been entitled under such laws, including but not limited to, any claims you may have based on age or under the Age Discrimination in Employment Act of 1967 (ADEA; 29 U.S.C. Section 621 et. seq.) (age); the Older Workers Benefit Protection Act ("OWBPA") (age); Title VII of the Civil Rights Act of 1964 (race, color, religion, national origin or sex); the 1991 Civil Rights Act; the Vocational Rehabilitation Act of 1973 (disability); The Americans with Disabilities Act of 1990 (disability); 42 U.S.C. Section 1981, 1986 and 1988 (race); the Equal Pay Act of 1963 (prohibits pay differentials based on sex); the Immigration Reform and Control Act of 1986; Executive Order 11246 (race, color, religion, sex or national origin); Executive Order 11141
(age); Vietnam Era Veterans Readjustment Assistance Act of 1974 (Vietnam era veterans and disabled veterans); and California state statutes and local laws of similar effect.

                  7.3. Releasees and you do not intend to release claims (i) which you may not release as a matter of law (including, but not limited to, indemnification claims under applicable law); (ii) for unemployment, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law; (iii) for any benefit entitlements that are vested as of the Termination Date pursuant to the terms of a Company-sponsored benefit plan governed by the federal law known as "ERISA"; and (iv) for vested stock and/or vested option shares pursuant to the written terms and conditions of your existing stock and stock option grants and agreements existing as of the Termination Date. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in paragraph 12.

         8.       WAIVER OF UNKNOWN CLAIMS.  You expressly waive any benefits of
Section 1542 of the Civil Code of the State of California (and any other laws of similar effect), which provides:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

         9.       COVENANT NOT TO SUE.

                  9.1. To the fullest extent permitted by law, you agree that you will not now or at any time in the future pursue any charge, claim, or action of any kind, nature and character whatsoever against any of the Releasees, or cause or knowingly permit any such charge, claim or action to be pursued, in any federal, state or municipal court, administrative agency, arbitral forum, or other tribunal, arising out of any of the matters covered by paragraphs 7 and 8 above.

                  9.2. You further agree that you will not pursue, join, participate, encourage, or directly or indirectly assist in the pursuit of any legal claims against the Releasees, whether the claims are brought on your own behalf or on behalf of any other person or entity.

                  9.3.     Nothing in this  paragraph  shall  prohibit you from:
(1) providing truthful testimony in response to a subpoena or other compulsory legal process, and/or (2) filing a charge or complaint with a government agency such as the Equal Employment Opportunity Commission, the National Labor Relations Board or applicable state anti-discrimination agency.

         10. NON-DISPARAGEMENT. You agree that you will not make any statement, written or oral, or engage in any conduct that is or could reasonably be construed to be disparaging of the Company or its products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them. Nothing in this paragraph shall prohibit you from providing truthful testimony in response to a subpoena or other compulsory legal process.

         11. LEGAL AND EQUITABLE REMEDIES. You and the Company agree that either party shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights or remedies that either party may have at law or in equity for breach of this Agreement.

         12. ARBITRATION OF DISPUTES. Except for claims for injunctive relief arising out of a breach of any proprietary information and inventions agreement you have executed in favor of the Company, you and the Company agree to submit to mandatory binding arbitration any future disputes between you and the Company, including any claim arising out of or relating to this Agreement. By signing below, you and the Company waive any rights you and the Company may have to trial by jury of any such claims. You agree that the American
Arbitration Association will administer any such arbitration(s) under its National Rules for the Resolution of Employment Disputes, with administrative and arbitrator's fees to be borne by the Company. The arbitrator shall issue a written arbitration decision stating his or her essential findings and conclusions upon which the award is based. A party's right to review of the decision is limited to the grounds provided under applicable law. The parties agree that the arbitration award shall be enforceable in any court having jurisdiction to enforce this Agreement. This Agreement does not extend or waive any statutes of limitations or other provisions of law that specify the time within which a claim must be brought. Notwithstanding the foregoing, each party retains the right to seek preliminary injunctive relief in a court of competent jurisdiction to preserve the status quo or prevent irreparable injury before a matter can be heard in arbitration.

         13. ATTORNEYS' FEES. If any legal action arises or is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and expenses from the other party, in addition to any other relief to which such prevailing party may be entitled, except where the law provides otherwise. The costs and expenses that may be recovered exclude arbitration fees pursuant to paragraph 12 above.

         14. CONFIDENTIALITY PROVISION. You agree to keep the contents, terms and conditions of this Agreement confidential and not disclose them except to your spouse or domestic partner, attorneys, accountant or as required by subpoena or court order.

         15. MATERIALITY OF BREACH. Any breach of the provisions contained in paragraphs 6 through 10 and/or 14 will be deemed a material breach of this Agreement.

         16. NO ADMISSION OF LIABILITY. You agree that this Agreement is not an admission or evidence of any wrongdoing or liability on the part of the Company, its representatives, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement will be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or Federal provisions of similar effect.

         17. INDEMNIFICATION. This Release shall not apply with respect to any claims arising under your existing rights to indemnification and defense pursuant to (a) the articles and bylaws of the Company for acts as a director and/or officer, (b) any indemnification agreement with the Company, or (c) your rights of insurance under any director and officer liability policy in effect covering the Company's directors and officers.

         18. REVIEW OF AGREEMENT. You may not sign this Agreement prior to your Termination Date. You may take up to twenty-one (21) days from the date you receive this Agreement, or until your Termination Date, whichever date is later, to consider this Agreement and release and, by signing below, affirm that you were advised by this letter to consult with an attorney before signing this Agreement and were given ample opportunity to do so. You understand that this Agreement will not become effective until you return the original properly signed Agreement to the Company, Attention: Human Resources Department, at the Company's principal executive offices in Los Angeles, California, and after expiration of the revocation period without revocation by you.

         [IF  EMPLOYEE  IS OVER 40 AT THE  TIME OF  TERMINATION,  THE  FOLLOWING
SECTION 19 APPLIES:

         19. REVOCATION OF AGREEMENT. You acknowledge and understand that you may revoke this Agreement by faxing a written notice of revocation to the Company, Attention: Human Resources Department, at (818) 444-4108 any time up to seven (7) days after you sign it. After the revocation period has passed, however, you may no longer revoke your Agreement.

         IF  EMPLOYEE  IS  UNDER 40 AT THE TIME OF  TERMINATION,  THE  FOLLOWING
SECTION 19 APPLIES:

         19.      INTENTIONALLY OMITTED.]

         20. ENTIRE AGREEMENT. This Agreement together with any proprietary information and inventions agreement you have executed in favor of the Company is the entire agreement between you and the Company with respect to the subject matter of this Agreement and supersedes all prior negotiations and agreements, whether written or oral, relating to this subject matter. You acknowledge that none of the Company, its agents or attorneys made any promise or representation, express or implied, written or oral, not contained in this Agreement to induce you to execute this Agreement. You acknowledge that you have signed this Agreement knowingly, voluntarily and without coercion, relying only on such promises, representations and warranties as are contained in this document. You understand that you do not waive any right or claim that may arise after the date this Agreement is executed.

         21. MODIFICATION. By signing below, you acknowledge your understanding that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by the Company's authorized representatives and you.

         22. GOVERNING LAW. This Agreement is governed by, and is to be interpreted according to, the laws of the State of California.

         23. SAVINGS AND SEVERABILITY CLAUSE. Should any court, arbitrator or government agency of competent jurisdiction declare or determine any of the provisions of this Agreement to be illegal, invalid or unenforceable, the remaining parts, terms or provisions shall not be affected thereby and shall remain legal, valid and enforceable. Further, it is the intention of the parties to this Agreement that, if a court, arbitrator or agency concludes that any claim under paragraph 7 above may not be released as a matter of law, the General Release in paragraph 7 and the Waiver Of Unknown Claims in paragraph 8 shall otherwise remain effective as to any and all other claims.

If this Agreement accurately sets forth the terms of your separation from the Company and if you voluntarily agree to accept the terms of the severance package offered please sign below no earlier than your Termination Date and return it to the Company's Human Resources Department.

                PLEASE REVIEW CAREFULLY. THIS AGREEMENT CONTAINS
                 A GENERAL RELEASE OF KNOWN AND UNKNOWN CLAIMS.

                                   Sincerely,

                                     [NAME]

REVIEWED, UNDERSTOOD AND AGREED:

By:
         --------------------------------------------
         [NAME]
Date:
         --------------------------------------------

                   DO NOT SIGN PRIOR TO YOUR TERMINATION DATE